UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

0-20710
(Commission file number)

Delaware (State or other jurisdiction of incorporation)	68-0137069 (I.R.S. Employer Identification Number)

4460 Hacienda Drive, Pleasanton, CA (Address of principal executive offices)	94588-8618 (Zip Code)

Registrant’s telephone number, including area code:    (925) 225-3000

Item 5. Other Events.

On June 16, 2003, PeopleSoft, Inc., a Delaware corporation (“PeopleSoft”), entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with J.D. Edwards & Company, a Delaware corporation (“J.D. Edwards”), and Jersey Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of PeopleSoft (“Acquisition”).

Pursuant to the Merger Agreement, PeopleSoft, through Acquisition, agreed to acquire all of the outstanding shares of J.D. Edwards common stock (including the associated stock purchase rights) through an offer to exchange (the “Offer”). Pursuant to the Offer set forth in the prospectus dated June 19, 2003 (the “Prospectus”) and comprising a part of PeopleSoft’s registration statement on Form S-4, No. 333-106269, as amended by Amendment No. 1 on July 3, 2003, and as declared effective by the Securities and Exchange Commission (“SEC”) on July 11, 2003, PeopleSoft offered to exchange cash and a fraction of a share of PeopleSoft common stock for each outstanding share of J.D. Edwards common stock, subject to proration. On June 19, 2003, PeopleSoft also filed a Tender Offer Statement on Schedule TO relating to the Offer.

The Offer expired at 12:00 midnight, New York City time, on Thursday, July 17, 2003. At approximately 1:45 a.m., New York City time, on Friday, July 18, 2003, PeopleSoft and Acquisition accepted for purchase and payment all shares of J.D. Edwards common stock validly tendered and not withdrawn prior to the expiration of the Offer. At the expiration of the Offer and after delivery of guaranteed shares, 104,754,894 shares of J.D. Edwards common stock were validly tendered and not withdrawn, representing approximately 84.6% of the outstanding J.D. Edwards common stock. Based on information provided to PeopleSoft and Acquisition by J.D. Edwards, there were 123,775,935 shares of J.D. Edwards common stock outstanding as of July 17, 2003. On July 18, 2003, PeopleSoft issued a press release announcing the results of the Offer.

Based on the tender numbers reported by The Bank of New York, the exchange agent for the Offer, the total number of shares of J.D. Edwards common stock tendered for cash was 59,166,642, which exceeded the maximum number of shares of J.D. Edwards common stock that could elect cash of 50,108,696. In addition, the total number of shares J.D. Edwards common stock tendered for PeopleSoft common stock was 44,737,590 and the total number of shares of J.D. Edwards common stock which were tendered but for which no elections were made was 850,662. As a result, the amount of cash payable to the J.D. Edwards stockholders pursuant to the Offer is subject to proration because the amount of cash consideration elected to be received by tendering J.D. Edwards stockholders in the Offer exceeded the maximum amount of cash consideration available in the Offer. All tenders of shares of J.D. Edwards common stock for cash were subject to a proration factor of approximately 0.8469 and will receive $12.48 in cash plus 0.1262 of a share of PeopleSoft common stock for each share of J.D. Edwards common stock tendered. There will be no proration for J.D. Edwards stockholders who tendered electing for stock, and they will receive 0.8243 of a share of PeopleSoft common stock for each share of J.D. Edwards common stock tendered. J.D. Edwards stockholders who tendered but made no election will receive 0.8243 of a share of PeopleSoft common stock for each share of J.D. Edwards common stock tendered.

Subject to the satisfaction of the requirements of the Delaware General Corporation Law, PeopleSoft intends to cause Acquisition to merge with and into J.D. Edwards (the “Merger”), with J.D. Edwards becoming a wholly-owned subsidiary of PeopleSoft. PeopleSoft expects to acquire the remaining untendered shares of J.D. Edwards common stock by the end of August pursuant to the Merger. As soon as practicable after the effective time of the Merger, PeopleSoft intends to cause J.D. Edwards, as the surviving corporation of the Merger, to be merged with and into PeopleSoft or one of its direct wholly-owned subsidiaries, with PeopleSoft or its subsidiary as the surviving corporation.

The press release issued by PeopleSoft on July 18, 2003 in connection with the results of the Offer was previously filed with the SEC on July 18, 2003, pursuant to Rule 425 under the Securities Act of 1933 and is incorporated herein by reference. The press releases issued by PeopleSoft on July 23, 2003 and July 28, 2003 in connection with the proration for the Offer were previously filed with the SEC on July 24, 2003 and July 28, 2003, respectively, pursuant to Rule 425 and are incorporated herein by reference.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

99.1	Press Release issued by PeopleSoft, Inc., dated July 18, 2003 (filed pursuant to Rule 425 on July 18, 2003 and incorporated herein by reference).

99.2	Press Release issued by PeopleSoft, Inc., dated July 23, 2003 (filed pursuant to Rule 425 on July 24, 2003 and incorporated herein by reference).

99.3	Press Release issued by PeopleSoft, Inc., dated July 28, 2003 (filed pursuant to Rule 425 on July 28, 2003 and incorporated herein by reference).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2003

PEOPLESOFT, INC.

By: /s/ Kevin T. Parker Kevin T. Parker Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by PeopleSoft, Inc., dated July 18, 2003 (filed pursuant to Rule 425 on July 18, 2003 and incorporated herein by reference).

99.2	Press Release issued by PeopleSoft, Inc., dated July 23, 2003 (filed pursuant to Rule 425 on July 24, 2003 and incorporated herein by reference).

99.3	Press Release issued by PeopleSoft, Inc., dated July 28, 2003 (filed pursuant to Rule 425 on July 28, 2003 and incorporated herein by reference).

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